US/INTERNATIONAL EMPLOYEE

FORM OF NONSTATUTORY STOCK OPTION AGREEMENT
FOR US AND NON-US EMPLOYEES
AGREEMENT by and between KBR, Inc., a Delaware corporation (the “Company”) and _____________ (“Employee”) made effective as of ____________________ (the “Grant Date”).
To carry out the purposes of the KBR, Inc. 2006 Stock and Incentive Plan, as amended and restated (the “Plan”), by affording Employee the opportunity to purchase shares of common stock of the Company (“Stock”), and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Employee hereby agree to the following terms set forth herein. Except as defined herein, capitalized terms shall have the same meanings ascribed to them under the Plan.
1.Grant of Option. The Company hereby irrevocably grants to Employee the right and option (“Option”) to purchase an aggregate of _______ shares of Stock at the option price indicated below, on the terms and conditions set forth herein and in the Plan, which is incorporated herein by reference as a part of this Agreement. This Option shall not be treated as an incentive stock option within the meaning of Section 422(b) of the U.S. Internal Revenue Code.
2.Option Price. The purchase price of Stock to be paid by Employee pursuant to the exercise of this Option shall equal the closing sale price per share for KBR, Inc. as reported in composite transactions for the New York Stock Exchange, Inc. on the Grant Date (the “Exercise Price”).
3.Exercise of Option. Subject to the earliest expiration of this Option as herein provided, this Option may be exercised by providing notice of exercise in the manner specified by the Company from time to time. Exercise of this Option must occur during the regular trading hours in which the Stock is traded on the New York Stock Exchange or other principal exchange on which the Stock is then traded. Except as otherwise provided below, this Option shall not be exercisable for more than a percentage of the aggregate number of shares of Stock offered by this Option determined by the number of full years from the Grant Date to the date of such exercise, in accordance with the following schedule:

Number of Full Years	Percentage of Stock That May Be Purchased
Less than 1 year	0%
1 year	33 ⅓%
2 years	66 ⅔%
3 years	100%

However, Company shall seek recovery of any benefits provided hereunder to Employee if such recovery is required by any clawback policy adopted by the Company, which may be amended from time to time, including, but not limited to, any clawback policy adopted to

US/INTERNATIONAL EMPLOYEE

satisfy the minimum clawback requirements adopted under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the regulations thereunder or any other applicable law.

This Option is not transferable otherwise than by will or the laws of descent and distribution or pursuant to a “qualified domestic relations order” as defined by the U.S. Internal Revenue Code and may be exercised during Employee’s lifetime only by Employee, Employee’s guardian or legal representative or a transferee under a qualified domestic relations order. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Option or of such rights contrary to the provisions hereof or in the Plan, or upon the levy of any attachment or similar process upon this Option or such rights, this Option and such rights shall immediately become null and void. This Option may be exercised only while Employee remains an employee of the Company, subject to the following exceptions:
(a)    If Employee’s employment with the Company terminates by reason of disability (disability being defined as being physically or mentally incapable of performing either the Employee’s usual duties as an Employee or any other duties as an Employee that the Company reasonably makes available and such condition is likely to remain continuously and permanently, as determined by the Company or employing Subsidiary), this Option may be exercised in full by Employee (or Employee’s estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) at any time during the period ending on the earlier of the Expiration Date (as defined below) or the third anniversary of the date of Employee’s termination of employment. Notwithstanding the foregoing, if Employee’s termination of employment by reason of disability occurs during the first six months following the Grant Date, this Option may be exercised in full at any time during the period ending on the earlier of the Expiration Date or the fourth anniversary of the date of Employee’s termination of employment.
(b)    If Employee dies while in the employ of the Company, Employee’s estate, or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee, may exercise this Option in full at any time during the period ending on the earlier of the Expiration Date or the third anniversary of the date of Employee’s death. Notwithstanding the foregoing, if Employee dies during the first six months following the Grant Date, this Option may be exercised in full at any time during the period ending on the earlier of the Expiration Date or the fourth anniversary of the date of Employee’s termination of employment.
(c)    If Employee’s employment with the Company terminates by reason of normal retirement at or after age 65, this Option may be exercised by Employee at any time during the period ending on the Expiration Date, but only as to the number of shares of Stock Employee was entitled to purchase on the date of such exercise in accordance with the schedule set forth above. In connection with the termination of Employee’s employment with the Company by reason of early retirement, applicable management of the Company and/or business unit/group may recommend to the Committee or its delegate, as applicable, that this Option be retained. In such event, the Committee or its delegate, as the case may be, shall consider such recommendation and

US/INTERNATIONAL EMPLOYEE

may, in the Committee’s or such delegate’s sole discretion, approve the retention of this Option following such early retirement, in which case the Option may be exercised by Employee at any time during the period ending on the Expiration Date, but only as to the number of shares of Stock Employee was entitled to purchase on the date of such exercise in accordance with the schedule set forth above. If, after retirement as set forth above, Employee should die, this Option may be exercised in full by Employee’s estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of the Employee) during the period ending on the earlier of the Expiration Date or the third anniversary of the date of Employee’s death.
Notwithstanding the foregoing, if the Company determines that there has been a legal judgment and/or legal development in Employee’s jurisdiction that likely would result in the favorable retirement treatment that applies to the Option under the Plan being deemed unlawful and/or discriminatory, Employee shall not be entitled to exercise this Option at any time prior to the Expiration Date upon Employee’s attainment of age 65 while still employed by the Company. Instead, the Employee shall be entitled to exercise this Option at any time prior to the Expiration Date when Employee's employment is terminated for any reason with at least 25 years of service at the Company or employing Subsidiary (or such lesser number of years of service under special circumstances as may be determined in the Committee’s (or its delegate’s) sole discretion) subject, however, to this being considered nondiscriminatory by legal counsel and to the Committee's (or its delegate’s) sole discretion to approve such extension of exercisability.
(d)    If Employee’s employment with the Company terminates for any reason other than those set forth in subparagraphs (a) through (c) above, this Option may be exercised by Employee at any time during the period of 30 days following such termination, or by Employee’s estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of the Employee) during a period of six months following Employee’s death if Employee dies during such 30-day period, but in each case only as to the number of shares of Stock Employee was entitled to purchase hereunder upon exercise of this Option as of the date Employee’s employment so terminates.
This Option shall not be exercisable in any event prior to the expiration of six months from the date of grant hereof or after the expiration of ten years from the date of grant hereof (the “Expiration Date”) notwithstanding anything hereinabove contained. The purchase price of Stock as to which this Option is exercised shall be paid in full at the time of exercise in cash (in the form and manner prescribed by the Company). At Employee’s request or the request of another person entitled to exercise this Option, and to the extent permitted by applicable law, the Committee in its discretion may selectively approve “cashless exercise” arrangements with a brokerage firm under which such brokerage firm, on behalf of Employee or such other person exercising this Option, shall pay to the Company or its designee the Exercise Price of this Option or of the portion being exercised, and the Company or its designee, pursuant to an irrevocable notice from Employee or such other person exercising this Option, shall promptly deliver the shares being purchased to such firm. No fraction of a share of Stock shall be issued by the Company upon exercise of this Option or accepted by the Company in payment of the purchase price thereof; rather, Employee shall provide

US/INTERNATIONAL EMPLOYEE

a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Stock. Unless and until a certificate or certificates representing such Stock shall have been issued by the Company to Employee, Employee (or the person permitted to exercise this Option in the event of Employee’s death) shall not be or have any of the rights or privileges of a shareholder of the Company with respect to Stock acquirable upon an exercise of this Option.
4.    Withholding of Tax. Employee acknowledges that, regardless of any action taken by the Company or, if different, Employee’s employer (“Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Employee’s participation in the Plan and legally applicable to Employee (“Tax-Related Items”), is and remains Employee’s responsibility and may exceed the amount actually withheld by the Company and/or the Employer. Employee further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Option, including but not limited to, the grant, vesting, exercise of this Option, the subsequent sale of shares of Stock acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of this Option to reduce or eliminate the Employee’s liability for Tax-Related Items or achieve any particular tax result. Further, if Employee is subjected to Tax-Related Items in more than one jurisdiction between the Grant Date and the date of any relevant taxable event, Employee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to any relevant taxable or tax withholding event, as applicable, Employee agrees to pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Employee authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:
(a)withholding from Employee’s wages or other cash compensation paid to Employee by the Company and/or the Employer; or
(a)    withholding from proceeds of the sale of shares of Stock acquired upon exercise of this Option either through a voluntary sale or through a mandatory sale arranged by the Company (on Employee’s behalf pursuant to this authorization without further consent); or
(b)    withholding in shares of Stock to be issued upon exercise of this Option.
Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case Employee will receive a refund of any over-withheld amount in cash and will have no entitlement to the shares of Stock. If the obligation for Tax-Related Items is satisfied by withholding in shares of Stock, for tax purposes, Employee is deemed to have been issued the full number of shares of Stock subject

US/INTERNATIONAL EMPLOYEE

to this Option, notwithstanding that a number of shares of Stock are held back solely for the purpose of paying the Tax-Related Items.
Employee agrees to pay to the Company or the Employer, including through withholding from Employee's wages or other cash compensation paid to Employee by Company and/or the Employer, any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Employee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the shares of Stock or the proceeds of the sale of the shares of Stock, if Employee fails to comply with Employee’s obligations in connection with the Tax-Related Items.
Notwithstanding the preceding provisions of this Paragraph 4, Employee’s liability with respect to Tax-Related Items shall be subject to any international tax assignment agreement then in effect between Employee and the Company, the Employer or any of their respective affiliates or any tax policies or procedures applicable to the Employee’s home country, and in the event of any conflict between the terms of this Paragraph 3 and the terms of such international tax assignment agreement or such tax policies or procedures, the terms of such international tax assignment agreement or such tax policies or procedures, as applicable, shall control.
5.    Status of Stock. The Company shall not be obligated to issue any shares of Stock pursuant to any Option at any time, when the offering of the shares of Stock covered by such Option has not been registered under the U.S. Securities Act of 1933, as amended (the “Act”) and such other country, federal or state laws, rules or regulations as the Company deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration. The Company intends to use its best efforts to ensure that no such delay will occur. In the event exemption from registration under the Act is available upon an exercise of this Option, Employee (or the person permitted to exercise this Option in the event of Employee’s death or incapacity), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to ensure compliance with applicable U.S., state, local or foreign securities laws.
Employee agrees that the shares of Stock which Employee may acquire by exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws, whether federal, state, local or foreign. Employee also agrees (i) that the certificates representing the shares of Stock purchased under this Option may bear such legend or legends as the Company deems appropriate in order to ensure compliance with applicable securities laws, (ii) that the Company may refuse to register the transfer of the shares of Stock purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law and (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Stock purchased under this Option.
6.    Employment Relationship. For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of the Company, a Parent Corporation or Subsidiary of the Company, or a corporation or a Parent Corporation or subsidiary of such corporation assuming or substituting a new option for this Option. Any question as to whether and when there has been a termination of such employment,

US/INTERNATIONAL EMPLOYEE

and the cause of such termination, shall be determined by the Committee or its delegate, as appropriate, and such determination shall be final.
7.    Data Privacy Notice and Consent. Employee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Employee’s personal data as described in this Agreement and any other Option grant materials by and among, as applicable, Employee’s employer, the Company, and its Subsidiaries for the exclusive purpose of implementing, administering and managing Employee’s participation in the Plan.
Employee understands that the Company and the Employer may hold certain personal information about Employee, including, but not limited to, Employee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company, details of all Options or any other entitlement to shares of Stock awarded, canceled, exercised, vested, unvested or outstanding in Employee’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). Employee understands that Data will be transferred to Morgan Stanley Smith Barney or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Employee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than Employee’s country. Employee understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting Employee’s local human resources representative. Employee authorizes the Company, Morgan Stanley Smith Barney and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering, and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form for the sole purpose of implementing, administering and managing Employee’s participation in the Plan. Employee understands that Data will be held only as long as is necessary to implement, administer and manage Employee’s participation in the Plan.

Employee understands that if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Employee’s local human resources representative. Further, Employee understands that he or she is providing the consents herein on a purely voluntary basis. If Employee does not consent, or if Employee later seeks to revoke his or her consent, Employee's employment status or service and career with the Employer will not be adversely affected; the only consequence of refusing or withdrawing Employee's consent is that the Company would not be able to grant Employee Options or other equity awards or administer or maintain such awards. Therefore, Employee understands that refusal or withdrawal of consent may affect Employee’s ability to participate in the Plan. For more information on the consequences of Employee’s refusal to consent or withdrawal of consent, Employee understands that Employee may contact Employee’s local human resources representative.

US/INTERNATIONAL EMPLOYEE

8.    Nature of Grant. By accepting the grant of this Option, the Employee acknowledges, understands and agrees that:
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature, and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)    the grant of this Option is voluntary and occasional and does not create any contractual or other right to receive future awards of Options, or benefits in lieu Options even if Options have been awarded in the past;
(c)    all decisions with respect to future Options or other grants, if any, will be at the sole discretion of the Company;
(c)    the grant of Option and Employee’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company, the Employer or any Subsidiary of the Company and shall not interfere with the ability of the Company, the Employer or any Subsidiary of the Company, as applicable, to terminate Employee’s employment relationship (if any);
(d)    Employee’s participation in the Plan is voluntary;
(e)    this Option and the shares of Stock subject to this Option not intended to replace any pension rights or compensation;
(f)    this Option and the shares of Stock subject to this Option, and the income and value of same are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;
(g)    the future value of the shares of Stock is unknown, indeterminable and cannot be predicted with certainty;
(h)    no claim or entitlement to compensation or damages that arises from forfeiture of this Option resulting from Employee ceasing to provide employment or other services to the Company or the Employer (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Employee is employed or the terms of Employee's employment agreement, if any), and in consideration of the grant of Option to which Employee is not otherwise entitled, Employee irrevocably agrees never to institute any claim against the Company, any of its Subsidiaries, or the Employer;
(i)    in the event of termination of Employee’s employment or other services (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Employee is employed or the terms of Employee's employment agreement, if any), unless otherwise provided in this Agreement or determined by the Company, Employee’s right to vest in this Option under

US/INTERNATIONAL EMPLOYEE

the Plan, if any, will terminate effective as of the date that Employee is no longer actively providing services and will not be extended by any notice period (e.g., active services would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Employee is employed or the terms of Employee's employment agreement, if any); the Committee shall have the exclusive discretion to determine when Employee is no longer actively providing services for purposes of the Option (including whether Employee may still be considered to be providing services while on an approved leave of absence);
(j)    unless otherwise provided in the Plan or by the company in its discretion, this Option and the benefits evidenced by this Agreement do not create any entitlement to have this Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company; and
(k)    the following provisions apply only if Employee is providing services outside the United States: (i) the Option and the shares of Stock subject to the Option are not part of normal or expected compensation or salary for any purpose; and (ii) Employee acknowledges and agrees that neither the Company, the Employer nor any Subsidiary of the Company shall be liable for any foreign exchange rate fluctuation between Employee's local currency and the United States Dollar that may affect the value of the Option or of any amounts due to Employee pursuant to the exercise of the Option or the subsequent sale of any shares of Stock acquired upon exercise.

9.    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Employee’s participation in the Plan, or Employee’s acquisition or sale of shares of Stock. Employee is hereby advised to consult with personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.
10.    Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee.
11.    Compliance with Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Option, the Company shall not be required to deliver any payment from the payout of the Option prior to the completion of any registration or qualification of the shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval, the Company shall, in its absolute discretion, deem necessary or advisable. Employee understands that the Company is under no obligation to register or qualify the Stock with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for payout of the Option. Further, Employee agrees that the Company shall have unilateral authority

US/INTERNATIONAL EMPLOYEE

to amend the Plan and the Agreement without Employee’s consent to the extent necessary to comply with securities or other laws applicable to the Option or issuance of Stock.
12.    Governing Law and Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, U.S.A., except to the extent that it implicates matters that are the subject of the General Corporation Law of the State of Delaware, which matters shall be governed by the latter law notwithstanding any conflicts of laws principles that may be applied or invoked directing the application of the laws of another jurisdiction. Exclusive venue for any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it or arising from it, or dispute resolution proceeding arising hereunder for any claim or dispute, the parties hereby submit to and consent to the sole and exclusive jurisdiction of Houston, Harris County, Texas, notwithstanding any conflicts of laws principles that may direct the jurisdiction of any other court, venue, or forum, including the jurisdiction of Employee’s home country.
13.    Language. If Employee has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different from the English version, the English version will control.
14.    Insider Trading/Market Abuse Laws. Employee acknowledges that, depending on Employee’s country of residence, Employee may be subject to insider trading restrictions and/or market abuse laws, which may affect Employee’s ability to acquire or sell shares of Stock or rights to shares of Stock (e.g., Option) under the Plan during such times as Employee is considered to have “inside information” regarding the Company (as defined by the laws in Employee’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Employee acknowledges that it is his or her responsibility to be informed of and compliant with such regulations, and is advised to speak to his or her personal advisor on this matter.
15.    Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Employee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
16.    Severability. If one or more of the provisions of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provisions shall be deemed null and void; however, to the extent permissible by law, any provisions which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Agreement to be construed so as to foster the intent of this Agreement and the Plan.
17.    Addendum. Notwithstanding any provision in this Agreement or the Plan to the contrary, this Option shall be subject to the special terms and provisions set forth in the Addendum to this Agreement for Employee’s country. Moreover, if Employee relocates to one of the countries included in the Addendum, the special terms and conditions for such country will apply to Employee, to the extent the Company determines that the application of such terms and

US/INTERNATIONAL EMPLOYEE

conditions is necessary or advisable for legal or administrative reasons. The Addendum constitutes part of this Agreement.
18.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on Employee’s participation in the Plan, on this Option and on any shares of Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Employee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
19.    Other Agreements. The terms of this Agreement shall be subject to, and shall not modify, the terms and conditions of any employment, severance, and/or change-in-control agreement between the Company (or a Subsidiary) and Employee concerning equity-based awards.
20.    Waiver. Employee acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Employee or any other Employee.
IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and Employee has executed this Agreement, all as of the day and year first above written.

KBR, INC.
By:

Employee

INTERNATIONAL EMPLOYEE (ADDENDUM)

Addendum
KBR, INC.

Terms and Conditions of Option Grant

SPECIAL PROVISIONS FOR OPTION GRANT
IN CERTAIN COUNTRIES
This Addendum includes special country-specific terms that apply to residents in countries listed below. This Addendum is part of the Agreement. Unless otherwise provided below, capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan and the Agreement.
This Addendum also includes information regarding exchange controls and certain other issues of which Employee should be aware with respect to Employee’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of February 2014. Such laws are often complex, change frequently, certain individual exchange control reporting requirements may apply upon exercise of Employee’s Option and/or sale of shares of Stock and results may be different based on the particular facts and circumstances. As a result, the Company strongly recommends that Employee does not rely on the information noted herein as the only source of information relating to the consequences of Employee’s participation in the Plan because the information may be out of date at the time Employee’s Options vest, the Employee exercises his or her Option or Employee sells shares of Stock acquired under the Plan.
In addition, the information is general in nature and may not apply to Employee’s particular situation, and the Company is not in a position to assure Employee of any particular result. Accordingly, Employee is advised to seek appropriate professional advice as to how the relevant laws in Employee’s country may apply to Employee’s situation.
If Employee is a citizen or resident of a country other than the country in which Employee is working, or if Employee transfers employment after the Options are granted to Employee, the information contained in this Addendum for the country Employee works in at the time of grant may not be applicable to Employee and the Company, in its discretion, determines to what extent the terms and conditions contained herein shall be applicable to Employee. If Employee transfers residency and/or employment to another country or is considered a resident of another country listed in the Addendum after the Option is granted to Employee, the terms and/or information contained for that new country (rather than the original grant country) may be applicable to Employee.

INTERNATIONAL EMPLOYEE (ADDENDUM)

ALGERIA
KBR, INC. 2006 STOCK AND INCENTIVE PLAN

Manner of Exercising Option.

The following provision supplements Paragraph 3 of the Agreement:

Due to regulatory requirements, Employee understands that Employee will be restricted to the cashless sell-all method of exercise. To complete a cashless sell-all exercise, Employee understands that Employee needs to instruct his or her broker to: (i) sell all of the shares of Stock issued upon exercise; (ii) use the proceeds to pay the Exercise Price, brokerage fees and any applicable Tax‑Related Items; and (iii) remit the balance in cash to Employee. Employee will not be permitted to hold shares of Stock after exercise. Depending on the development of local laws or Employee’s country of residence, the Company reserves the right to modify the methods of exercising the Option and, in its sole discretion, to permit cash exercise, cashless sell-to cover exercise or any other method of exercise and payment of Tax‑Related Items permitted under the Plan.

Exchange Control Information.

The cash proceeds from the cashless sell-all exercise must be repatriated to Algeria. Employee is advised to consult with his or her personal consultant to ensure compliance with any exchange control obligations arising from Employee’s participation in the Plan.

INTERNATIONAL EMPLOYEE (ADDENDUM)

ANGOLA
KBR, INC. 2006 STOCK AND INCENTIVE PLAN

Manner of Exercising Option.

The following provision supplements Paragraph 3 of the Agreement:

Due to regulatory requirements, Employee understands that Employee will be restricted to the cashless sell-all method of exercise. To complete a cashless sell-all exercise, Employee understands that Employee needs to instruct his or her broker to: (i) sell all of the shares of Stock issued upon exercise; (ii) use the proceeds to pay the Exercise Price, brokerage fees and any applicable Tax‑Related Items; and (iii) remit the balance in cash to Employee. Employee will not be permitted to hold shares of Stock after exercise. Depending on the development of local laws or Employee’s country of residence, the Company reserves the right to modify the methods of exercising the Option and, in its sole discretion, to permit cash exercise, cashless sell-to cover exercise or any other method of exercise and payment of Tax‑Related Items permitted under the Plan.

Exchange Control Information.

Employee may need to obtain prior approval from the Angolan central bank prior to opening a non-Angolan bank or brokerage account and receiving proceeds from the immediate sale of shares of Stock into such account. In addition, proceeds from the cashless sell-all exercise must be repatriated to Angola. Employee is advised to consult with his or her personal consultant to ensure compliance with any exchange control obligations arising from Employee’s participation in the Plan.

INTERNATIONAL EMPLOYEE (ADDENDUM)

AUSTRALIA
KBR, INC. 2006 STOCK AND INCENTIVE PLAN

Exchange Control Information.
Exchange control reporting is required for cash transactions exceeding AUD10,000 and for international fund transfers. The Australian bank assisting with the transaction will file the report for Employee. If there is no Australian bank involved in the transfer, Employee will have to file the report.
Securities Law Information.
If Employee acquires shares of Stock under the Plan and offers shares of Stock for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. Employee should obtain legal advice on disclosure obligations prior to making any such offer.
Right to Exercise.
Employee is not permitted to exercise a vested Option during any period during which the fair market value per share is equal to or less than the Exercise Price. Options may be exercised only starting on the business day following the first day on which the fair market value per share exceeds the Exercise Price for a period of ten consecutive days.
For the avoidance of doubt, the foregoing provisions will apply to any unvested Option held by Employee who transfers to Australia from another jurisdiction and becomes subject to taxation in Australia before the Option becomes fully vested and exercisable, as determined by the Company in its sole discretion.

Expiration Date.

The Option shall expire and no longer be exercisable after the earliest to occur of (i) the day before the seven (7)- year anniversary of the Grant Date and (ii) any other date set forth in the Agreement and/or the Plan.
For the avoidance of doubt, the foregoing provisions will apply to any unvested Option held by Employee who transfers to Australia from another jurisdiction and becomes subject to taxation in Australia before the Option becomes fully vested and exercisable, as determined by the Company in its sole discretion.

INTERNATIONAL EMPLOYEE (ADDENDUM)

AZERBAIJAN
KBR, INC. 2006 STOCK AND INCENTIVE PLAN

Securities Law Information.
Shares of Stock to be issued when Employee exercises his or her Option shall be delivered to him or her through a bank or brokerage account in the U.S. Any disposition or sale of such Stock must take place outside Azerbaijan, which will be the case if the shares of Stock are sold on the New York Stock Exchange on which the shares of Stock are currently listed.

INTERNATIONAL EMPLOYEE (ADDENDUM)

BRAZIL
KBR, INC. 2006 STOCK AND INCENTIVE PLAN

Compliance with Laws.
By accepting the Option, Employee agrees that he or she will comply with Brazilian law when he or she exercises the Option and sells shares of Stock. Employee also agrees to report any and all taxes associated with the exercise of the Option, the sale of shares of Stock acquired pursuant to the Plan and the receipt of any dividends.
Exchange Control Information.
Employee must prepare and submit a declaration of assets and rights held outside Brazil to the Central Bank on an annual basis if he or she holds assets or rights valued at more than US$100,000. The assets and rights that must be reported include shares of Stock.

INTERNATIONAL EMPLOYEE (ADDENDUM)

CANADA
KBR, INC. 2006 STOCK AND INCENTIVE PLAN

Form of Payment.

Notwithstanding anything in the Plan or the Agreement to the contrary, Employee is prohibited from surrendering certificates for shares of Stock that Employee already owns or from attesting to the ownership of shares of Stock to pay the Exercise Price or any Tax-Related Items in connection with Employee’s Option.

Foreign Account/Asset Tax Reporting Information.
Employee may be required to report his or her foreign property on Form T1135 (Foreign Income Verification Statement) if the total cost of his or her foreign property exceeds C$100,000 at any time in the year. Foreign property includes shares of Stock acquired under the Plan.
The following provisions shall apply if Employee is a resident of Quebec:

Termination of Employment.
The following provision supplements paragraph 3 of the Agreement:
In the event of Employee’s termination of employment for any reason (whether or not in breach of local labor laws), unless otherwise provided in the Agreement of the Plan, Employee’s right to vest in the Option, if any, will terminate effective as of the date that is the earlier of (1) the date upon which Employee’s employment with the Company or any of its Subsidiaries is terminated (2) the date Employee is no longer actively employed by or providing services to the Company or any of its Subsidiaries; or (3) the date Employee receives written notice of termination of employment from the Employer, regardless of any notice period or period of pay in lieu of such notice required under applicable laws (including, but not limited to statutory law, regulatory law and/or common law); the Company shall have the exclusive discretion to determine when the Employee is no longer actively employed for purposes of the Option (including whether Employee may be considered to be providing services while on a leave of absence).
Data Privacy.
The following provision supplements Paragraph 7 of the Agreement:
Employee hereby authorizes the Company and representatives of any Subsidiary to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. Employee further authorizes the Company and any Subsidiary and the Committee to disclose and discuss the Plan with their advisors. Employee further authorizes the Company and any Subsidiary to record such information and to keep such information in Employee’s file.

INTERNATIONAL EMPLOYEE (ADDENDUM)

Language Consent.
The parties acknowledge that it is their express wish that the Agreement, including this Addendum, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Consentement relatif à la langue utilisée. Les parties reconnaissent avoir expressément souhaité que la convention («Agreement») ainsi que cette Annexe, ainsi que tous les documents, avis et procédures judiciares, éxécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à la présente convention, soient rédigés en langue anglaise.

INTERNATIONAL EMPLOYEE (ADDENDUM)

CHINA
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
The following provisions apply if Employee is subject to exchange control regulations in China, as determined by the Company in its sole discretion.
Manner of Exercising Option.
The following provision supplements Paragraph 3 of the Agreement:

Due to regulatory requirements, Employee understands that Employee will be restricted to the cashless sell-all method of exercise. To complete a cashless sell-all exercise, Employee understands that Employee needs to instruct his or her broker to: (i) sell all of the shares of Stock issued upon exercise; (ii) use the proceeds to pay the Exercise Price, brokerage fees and any applicable Tax‑Related Items; and (iii) remit the balance in cash to Employee. Employee will not be permitted to hold shares of Stock after exercise. Depending on the development of local laws or Employee’s country of residence, the Company reserves the right to modify the methods of exercising the Option and, in its sole discretion, to permit cash exercise, cashless sell-to cover exercise or any other method of exercise and payment of Tax‑Related Items permitted under the Plan.
Due to fluctuations in the Stock price and/or the U.S. Dollar/PRC exchange rate between the cashless sell-all exercise date and (if later) when the proceeds can be converted into local currency, the proceeds that Employee receives may be more or less than the market value of the shares of Stock on the cashless sell-all exercise date (which is the amount relevant to determining Employee’s tax liability). Employee understands and agrees that the Company is not responsible for the amount of any loss he or she may incur and that the Company assumes no liability for any fluctuations in the Stock price and/or US dollar/PRC exchange rate.
Exchange Control Information.
Employee understands and agrees that to facilitate exchange control requirements, Employee will be required to immediately repatriate to China the cash proceeds from the cashless sell-all exercise of the Option. Employee further understands that, under local law, such repatriation of the cash proceeds may need to be effectuated through a special exchange control account established by the Company or its Subsidiaries, and Employee hereby consents and agrees that the proceeds from the cashless sell-all exercise acquired under the Plan may be transferred to such special account prior to being delivered to him or her. The Company may deliver the proceeds to Employee in U.S. dollars or local currency at the Company’s discretion. If the proceeds are paid in U.S. dollars, Employee understands that he or she will be required to set up a U.S. dollar bank account in China so that the proceeds may be deposited into this account. If the proceeds are converted to local currency, there may be delays in delivering the proceeds to Employee and due to fluctuations in the Stock trading price and/or the U.S. dollar/PRC exchange rate between the exercise date and (if later) when the proceeds can be converted into local currency, the proceeds that Employee receives may be more or less than the market value of the shares of Stock on the exercise date (which is the amount relevant to determining his or her tax liability). Employee agrees to bear any currency fluctuation risk between the time the cashless sell-all exercise date and the time the proceeds are

INTERNATIONAL EMPLOYEE (ADDENDUM)

distributed through any such special exchange account. Employee further agrees to comply with any other requirements that may be imposed by the Company in the future to facilitate compliance with exchange control requirements in China.

INTERNATIONAL EMPLOYEE (ADDENDUM)

INDIA
KBR, INC. 2006 STOCK AND INCENTIVE PLAN

Cashless Sell-to-Cover Exercise Prohibited.

The following provision supplements Paragraph 3 of the Agreement:

Due to the exchange controls in India, Employee must either exercise the Option using cash or by using the cashless sell-all method of exercise. Employee may not exercise the Option using the cashless sell-to-cover method of exercise, whereby Employee sells only enough shares of Stock to cover the Exercise Price. The Company reserves the right to provide additional methods of exercise to Employee depending on the development of local law.

Exchange Control Information.

It is Employee’s responsibility to comply with all exchange control laws in India. Employee must repatriate the proceeds from the sale of shares of Stock and any dividends received in relation to the shares of Stock and convert the proceeds into local currency within a reasonable timeframe (i.e., within 90 days of receipt). Employee will receive a foreign inward remittance certificate (“FIRC”) from the bank where Employee deposits the foreign currency. Employee should maintain the FIRC received from the bank as evidence of the repatriation of the funds in the event that the Reserve Bank of India or the Employer requests proof of repatriation. It is Employee’s responsibility to comply with applicable exchange control laws in India.

Foreign Account/Asset Tax Reporting Information.

Employee is required to declare in his or her annual tax return (a) any foreign assets held by him or her or (b) any foreign bank accounts for which he or she has signing authority.

INTERNATIONAL EMPLOYEE (ADDENDUM)

INDONESIA
KBR, INC. 2006 STOCK AND INCENTIVE PLAN

Manner of Exercising Option.

The following provision supplements Paragraph 3 of the Agreement:

Due to regulatory requirements, Employee understands that Employee will be restricted to the cashless sell-all method of exercise. To complete a cashless sell-all exercise, Employee understands that Employee needs to instruct his or her broker to: (i) sell all of the shares of Stock issued upon exercise; (ii) use the proceeds to pay the Exercise Price, brokerage fees and any applicable Tax‑Related Items; and (iii) remit the balance in cash to Employee. Employee will not be permitted to hold shares of Stock after exercise. Depending on the development of local laws or Employee’s country of residence, the Company reserves the right to modify the methods of exercising the Option and, in its sole discretion, to permit cash exercise, cashless sell-to cover exercise or any other method of exercise and payment of Tax‑Related Items permitted under the Plan.

Exchange Control Information.
If Employee remits funds into or out of Indonesia, the Indonesian Bank through which the transaction is made will submit a report on the transaction to the Bank of Indonesia for statistical reporting purposes. For transactions of US$10,000 or more, a description of the transaction must be included in the report. Although the bank through which the transaction is made is required to make the report, Employee must complete a “Transfer Report Form.” The Transfer Report Form will be provided to Employee by the bank through which the transaction is to be made.

INTERNATIONAL EMPLOYEE (ADDENDUM)

IRAQ
KBR, INC. 2006 STOCK AND INCENTIVE PLAN

There are no country-specific provisions.

INTERNATIONAL EMPLOYEE (ADDENDUM)

ITALY
KBR, INC. 2006 STOCK AND INCENTIVE PLAN

Manner of Exercising Option.

The following provision supplements Paragraph 3 of the Agreement:

Due to regulatory requirements, Employee understands that Employee will be restricted to the cashless sell-all method of exercise. To complete a cashless sell-all exercise, Employee understands that Employee needs to instruct his or her broker to: (i) sell all of the shares of Stock issued upon exercise; (ii) use the proceeds to pay the Exercise Price, brokerage fees and any applicable Tax‑Related Items; and (iii) remit the balance in cash to Employee. Employee will not be permitted to hold shares of Stock after exercise. Depending on the development of local laws or Employee’s country of residence, the Company reserves the right to modify the methods of exercising the Option and, in its sole discretion, to permit cash exercise, cashless sell-to cover exercise or any other method of exercise and payment of Tax‑Related Items permitted under the Plan.

Data Privacy Notice.
This section replaces Paragraph 7 of the Agreement.
Employee understands that the Employer, the Company and any Subsidiary may hold certain personal information about Employee, including, but not limited to, Employee’s name, home address and telephone number, date of birth, social insurance (to the extent permitted under Italian law) or other identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company or any Subsidiary, details of all Options or other entitlement to shares of Stock granted, awarded, canceled, exercised, vested, unvested or outstanding in Employee’s favor, for the exclusive purpose of implementing, managing and administering the Plan (“Data”).
Employee also understands that providing the Company with Data is necessary for the performance of the Plan and that Employee’s refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect Employee’s ability to participate in the Plan. The Controller of personal data processing is KBR Inc., with registered offices at 601 Jefferson Street, Suite 3400, Houston, Texas 77002, U.S.A, and, pursuant to Legislative Decree no. 196/2003, its representative in Italy is Kellogg Brown & Root Projects Limited, with registered offices at Deloitte & Touche, Via Tortona 25, Milan, Italy.
Employee understands that Data will not be publicized, but it may be transferred to banks, other financial institutions, or brokers involved in the management and administration of the Plan. Employee understands that Data may also be transferred to the Company’s stock plan service provider, Morgan Stanley Smith Barney, or such other administrator that may be engaged by the Company in the future. Employee further understands that the Company and/or any Subsidiary will transfer Data among themselves as necessary for the purpose of implementing, administering and managing Employee’s participation in the Plan, and that the Company and/or any Subsidiary may each further transfer Data to third parties assisting the Company in the implementation,

INTERNATIONAL EMPLOYEE (ADDENDUM)

administration, and management of the Plan. Such recipients may receive, possess, use, retain, and transfer Data in electronic or other form, for the purposes of implementing, administering, and managing Employee’s participation in the Plan. Employee understands that these recipients may be located in or outside the European Economic Area, such as in the United States or elsewhere. Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Data as soon as it has completed all the necessary legal obligations connected with the management and administration of the Plan.
Employee understands that Data-processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data is collected and with confidentiality and security provisions, as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.
The processing activity, including communication, the transfer of Data abroad, including outside of the European Economic Area, as herein specified and pursuant to applicable laws and regulations, does not require Employee’s consent thereto as the processing is necessary to performance of contractual obligations related to implementation, administration, and management of the Plan. Employee understands that, pursuant to Section 7 of the Legislative Decree no. 196/2003, Employee has the right to, including but not limited to, access, delete, update, correct, or terminate, for legitimate reason, the Data processing. Furthermore, Employee is aware that Data will not be used for direct marketing purposes. In addition, Data provided can be reviewed and questions or complaints can be addressed by contacting Employee’s local human resources representative.

Plan Document Acknowledgment.

In accepting the Option, Employee acknowledges that he or she has received a copy of the Plan and the Agreement and has reviewed the Plan and the Agreement, including this Addendum, in their entirety and fully understands and accepts all provisions of the Plan and the Agreement, including this Addendum. Employee further acknowledges that he or she has read and specifically and expressly approves the following Paragraphs of the Agreement: Paragraph 1: Grant of Option; Paragraph 3: Exercise of Option; Paragraph 4: Withholding of Tax; Paragraph 5: Status of Stock; Paragraph 6: Employment Relationship; Paragraph 8: Nature of Grant; Paragraph 9: No Advice Regarding Grant; Paragraph 12: Governing Law and Venue; Paragraph 14: Insider Trading/Market Abuse Laws; Paragraph 15: Electronic Delivery and Acceptance; Paragraph 16: Severability; Paragraph 17: Addendum; Paragraph 18: Imposition of Other Requirements and the Data Privacy Notice in this Addendum.

Foreign Account/Asset Tax Reporting Information.
Starting from tax returns filed in 2014 for fiscal year 2013, if Employee is an Italian resident who, at any time during the fiscal year, holds foreign financial assets (including cash and shares of Stock) which may generate income taxable in Italy, Employee is required to report these assets on his or her annual tax return for the year during which the assets are held, or on a special form if no tax

INTERNATIONAL EMPLOYEE (ADDENDUM)

return is due. These reporting obligations also apply if Employee is the beneficial owner of foreign financial assets under Italian money laundering provisions.

Foreign Financial Assets Tax Information.

Italian residents may be subject to tax on the value of financial assets held outside of Italy. The taxable amount will be the fair market value of the financial assets. The fair market value is considered to be the value of the shares of Stock on the stock market on December 31 of each year or on the last day of holding the shares of Stock (in such case, or when the shares of Stock are acquired during the course of the year, the tax is levied in proportion to the actual days of holding over the calendar year).

INTERNATIONAL EMPLOYEE (ADDENDUM)

JAPAN
KBR, INC. 2006 STOCK AND INCENTIVE PLAN

Exchange Control Information.

If Employee intends to acquire shares of Stock whose value exceeds ¥30,000,000 in a single transaction, Employee must file a Payment Report with the Ministry of Finance. If Employee intends to acquire shares of Stock whose value exceeds ¥100,000,000 in a single transaction, Employee must file a Securities Acquisition Report, in addition to the Payment Report, with the Ministry of Finance through the Bank of Japan within 20 days of the purchase of the shares of Stock.

Please note that a Payment Report is required independently from a Securities Acquisition Report. Therefore, if the total amount that Employee pays in a single transaction for exercising the Option and purchasing shares of Stock exceeds ¥100,000,000, then Employee must file both a Payment Report and a Securities Acquisition Report.

Foreign Account/Asset Tax Reporting Information.

If Employee is a resident of Japan or a foreign national who has established permanent residency in Japan, Employee will be required to report details of any assets (including any shares of Stock acquired under the Plan) held outside Japan as of December 31st of each year, to the extent such assets have a total net fair market value exceeding ¥50,000,000. Such report will be due by March 15th of the following year. The penalty for fraudulent reporting is imprisonment up to one year or a fine up to ¥500,000. Employee should consult with his or her personal tax advisor as to whether the reporting obligation applies to him or her and whether he or she will be required to report details of any outstanding Options or shares of Stock held by him or her in the report.

INTERNATIONAL EMPLOYEE (ADDENDUM)

KAZAKHSTAN
KBR, INC. 2006 STOCK AND INCENTIVE PLAN

Exchange Control Information.
If Employee is a resident of Kazakhstan, he or she will be required to notify the National Bank of Kazakhstan if the value of the shares of Stock exercised exceeds US$100,000. Employee is responsible for complying with applicable exchange control regulations in Kazakhstan. As the exchange control regulations in Kazakhstan may change without notice, Employee should consult a legal advisor to ensure compliance with the regulations.

INTERNATIONAL EMPLOYEE (ADDENDUM)

KOREA
KBR, INC. 2006 STOCK AND INCENTIVE PLAN

Exchange Control Information.

If Employee remits funds out of Korea to purchase shares of Stock, the remittance must be “confirmed” by a foreign exchange bank in Korea. This is an automatic procedure, i.e., the bank does not need to “approve” the remittance, and it should take no more than a single day to process. The following supporting documents evidencing the nature of the remittance must be submitted to the bank together with the confirmation application: (i) the notice of grant; (ii) the Plan; (iii) a document evidencing the type of shares of Stock to be acquired and the amount (e.g., the award certificate); and (iv) Employee’s certificate of employment. This confirmation is not necessary for cashless exercises since there is no remittance out of Korea.

Additionally. exchange control laws require Korean residents who realize US$500,000 or more from the sale of shares of Stock or receipt of dividends in a single transaction to repatriate the proceeds to Korea within 18 months of receipt.

Foreign Account/Asset Tax Reporting Information.

Employee will be required to declare all foreign accounts (i.e., non-Korean bank accounts, brokerage accounts, etc.) to the Korean tax authorities and file a report if the monthly balance of such accounts exceeds a certain limit (currently KRW 1 billion or an equivalent amount in foreign currency).

INTERNATIONAL EMPLOYEE (ADDENDUM)

MEXICO
KBR, INC. 2006 STOCK AND INCENTIVE PLAN

Acknowledgement of the Agreement.
In accepting the Option, Employee acknowledges that Employee has received a copy of the Plan, has reviewed the Plan and the Agreement in their entirety and fully understands and accepts all provisions of the Plan and the Agreement. Employee further acknowledges that Employee has read and specifically and expressly approves the terms and conditions of Paragraph 8 of the Agreement, in which the following is clearly described and established:

(1)	Employee’s participation in the Plan does not constitute an acquired right.

(2)	The Plan and Employee’s participation in the Plan are offered by the Company on a wholly discretionary basis.

(3)	Employee’s participation in the Plan is voluntary.

(4)	The Company and its Subsidiaries are not responsible for any decrease in the value of the underlying shares of Stock.
Labor Law Acknowledgement and Policy Statement.
In accepting the Option, Employee expressly recognizes that KBR, Inc., with registered offices at 601 Jefferson Street, Suite 3400, Houston, Texas 77002, U.S.A., is solely responsible for the administration of the Plan and that Employee’s participation in the Plan and acquisition of shares of Stock does not constitute an employment relationship between Employee and KBR, Inc. since Employee is participating in the Plan on a wholly commercial basis and Employee’s sole employer is KBR in Mexico (“KBR-Mexico”), not KBR, Inc. in the U.S. Based on the foregoing, Employee expressly recognizes that the Plan and the benefits that Employee may derive from participation in the Plan do not establish any rights between Employee and Employee’s employer, KBR-Mexico, and do not form part of the employment conditions and/or benefits provided by KBR-Mexico and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of Employee’s employment.
Employee further understands that Employee’s participation in the Plan is as a result of a unilateral and discretionary decision of KBR, Inc.; therefore, KBR, Inc. reserves the absolute right to amend and/or discontinue Employee’s participation at any time without any liability to Employee.
Finally, Employee hereby declares that Employee does not reserve to Employee any action or right to bring any claim against KBR, Inc. for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and Employee therefore grants a full and broad release to KBR, Inc., its Subsidiary, affiliates, branches, representation offices, its shareholders, officers, agents or legal representatives with respect to any claim that may arise.

INTERNATIONAL EMPLOYEE (ADDENDUM)

Reconocimiento del Convenio.
Aceptando este la Opción, el Employeee (Employee) reconoce que ha recibido una copia del Plan, que lo ha revisado como así también el Convenio en su totalidad, y comprende y está de acuerdo con todas las disposiciones tanto del Plan como del Convenio. Asimismo, el Employeee reconoce que ha leído y específicamente y expresamente manifiesta la conformidad del Employeee con los términos y condiciones establecidos en la cláusula 8 de dicho Convenio, en el cual se establece claramente que:

(1)	La participación del Employeee en el Plan de ninguna manera constituye un derecho adquirido.

(2)	Que el Plan y la participación del Employeee en el mismo es una oferta por parte de KBR, Inc. de forma completamente discrecional.

(3)	Que la participación del Employeee en el Plan es voluntaria.

(4)	Que KBR, Inc. y sus Entidades Relacionadas no son responsables por cualquier pérdida en el valor de la Opción y/o Acciones otorgadas mediante el Plan.
Reconocimiento de Ausencia de Relación Laboral y Declaración de la Política.
Aceptando este la Opción, el Employeee reconoce que KBR, Inc. y sus oficinas registradas en 601 Jefferson Street, Suite 3400, Houston, Texas 77002, U.S.A., es el único responsable de la administración del Plan y que la participación del Employeee en el mismo y la adquisicion de Acciones no constituye de ninguna manera una relación laboral entre el Employeee y KBR, Inc., toda vez que la participación del Employeee en el Plan deriva únicamente de una relación comercial con KBR, Inc., reconociendo expresamente que el único empleador del Employeee lo es KBR en Mexico (“KBR-Mexico”), no es KBR, Inc. en los Estados Unidos. Derivado de lo anterior, el Employeee expresamente reconoce que el Plan y los beneficios que pudieran derivar del mismo no establecen ningún derecho entre el Employeee y su empleador, KBR-México, y no forman parte de las condiciones laborales y/o prestaciones otorgadas por KBR-México, y expresamente el Employeee reconoce que cualquier modificación al Plan o la terminación del mismo de manera alguna podrá ser interpretada como una modificación de los condiciones de trabajo del Employeee.
Asimismo, el Employeee entiende que su participación en el Plan es resultado de la decisión unilateral y discrecional de KBR, Inc., por lo tanto, KBR, Inc. se reserva el derecho absoluto para modificar y/o terminar la participación del Employeee en cualquier momento, sin ninguna responsabilidad para el Employeee.
Finalmente, el Employeee manifiesta que no se reserva ninguna acción o derecho que origine una demanda en contra de KBR, Inc., por cualquier compensación o daño en relación con cualquier disposición del Plan o de los beneficios derivados del mismo, y en consecuencia el Employeee otorga un amplio y total finiquito a KBR, Inc., sus Entidades Relacionadas, afiliadas, sucursales, oficinas de representación, sus accionistas, directores, agentes y representantes legales con respecto a cualquier demanda que pudiera surgir.

INTERNATIONAL EMPLOYEE (ADDENDUM)

NIGERIA
KBR, INC. 2006 STOCK AND INCENTIVE PLAN

There are no country specific provisions.

INTERNATIONAL EMPLOYEE (ADDENDUM)

PHILIPPINES
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Securities Law Information.
The sale or disposal of shares of Stock acquired under the Plan may be subject to certain restrictions under Philippine securities laws. Those restrictions should not apply if the offer and resale of the shares of Stock takes place outside of the Philippines through the facilities of a stock exchange on which the shares of Stock are listed. The shares of Stock currently are listed on the New York Stock Exchange in the United States of America.

INTERNATIONAL EMPLOYEE (ADDENDUM)

QATAR
KBR, INC. 2006 STOCK AND INCENTIVE PLAN

There are no country specific provisions.

INTERNATIONAL EMPLOYEE (ADDENDUM)

RUSSIA
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
U.S. Transaction.
Employee understands that acceptance of the Option results in a contract between Employee and the Company completed in the United States and that the Agreement is governed by the laws of the State of Texas, without regard to choice of law principles thereof. Any shares of Stock to be issued upon exercise of the Option shall be delivered to Employee through a brokerage account in the U.S. Employee may hold the shares of Stock in his or her brokerage account in the U.S.; however, in no event will the shares of Stock issued to Employee under the Plan be delivered to Employee in Russia. Employee is not permitted to sell the Stock directly to other Russian legal entities or individuals.
Securities Law Information.
Employee acknowledges that the Agreement, the grant of the Option, the Plan and all other materials Employee may receive regarding participation in the Plan do not constitute advertising or an offering of securities in Russia. Absent any requirement under local law, the issuance of securities pursuant to the Plan has not and will not be registered in Russia and therefore, the securities described in any Plan-related documents may not be used for offering or public circulation in Russia.

Exchange Control Information.

Within a reasonably short time after the sale of shares of Stock, the cash proceeds must be initially credited to Employee through a foreign currency account at an authorized bank in Russia. After the cash proceeds are initially received in Russia, they may be further remitted to foreign banks subject to the following limitations: (i) the foreign account may be opened only for individuals; (ii) the foreign account may not be used for business activities; and (iii) the Russian tax authorities must be given notice about the opening/closing of each foreign account within one month of the account opening/closing. Employee is encouraged to contact his or her personal advisor before remitting proceeds from participation in the Plan to Russia, as exchange control requirements may change.

Termination of Employment.

If Employee continues to hold shares of Stock acquired at exercise of the Option after an involuntary termination of employment, Employee will not be eligible to receive unemployment benefits in Russia.

INTERNATIONAL EMPLOYEE (ADDENDUM)

Data Privacy Notice and Consent.
The following provisions supplement Paragraph 7: Data Privacy Notice and Consent provision in the Agreement and to the extent inconsistent, the below language for Russia supersedes Paragraph 7: Data Privacy Notice and Consent:

Employee understands and agrees that the Company may require Employee to complete and return a Consent to Processing of Personal Data form (the “Consent”) to the Company. If a Consent is required by the Company but Employee fails to provide such Consent to the Company, Employee understands and agrees that the Company will not be able to administer or maintain the Option or any other awards. Therefore, Employee understands that refusing to complete any required Consent or withdrawing his or her consent may affect Employee’s ability to participate in the Plan. For more information on any required Consent or withdrawal of consent, Employee understands he or she may contact the U.S. human resources representative/U.S. stock administration.

INTERNATIONAL EMPLOYEE (ADDENDUM)

SAUDI ARABIA
KBR, INC. 2006 STOCK AND INCENTIVE PLAN

Securities Law Information.

This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority.
The Capital Market Authority does not make any representation as to the accuracy or completeness of this document, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of securities hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If Employee does not understand the contents of this document, Employee should consult his or her own advisor or an authorized financial advisor.

INTERNATIONAL EMPLOYEE (ADDENDUM)

SINGAPORE
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Securities Law Information.
The Option grant is being made in reliance of section 273(1)(f) of the Securities and Futures Act (Chap. 289) (“SFA”) for which it is exempt from the prospectus and registration requirements under the SFA and is not made to Employee with a view of the Option being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. Employee should note that the Options are subject to section 257 of the SFA and Employee will not be able to make (i) any subsequent sale of the shares of Stock in Singapore or (ii) any offer of such subsequent sale of shares of Stock subject to the Options in Singapore, unless such sale or offer in is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.
Director Notification Information.
If Employee is a director of a Singapore Subsidiary, Employee must notify the Singapore Subsidiary in writing within two business days of Employee receiving or disposing of an interest (e.g., Option, shares of Stock) in the Company or any Subsidiary or within two business days of Employee becoming a director if such an interest exists at the time. This notification requirement also applies to an associate director of the Singapore Subsidiary and to a shadow director of the Singapore Subsidiary (i.e., an individual who is not on the board of directors of the Singapore Subsidiary but who has sufficient control so that the board of directors of the Singapore Subsidiary acts in accordance with the “directions and instructions” of the individual).

INTERNATIONAL EMPLOYEE (ADDENDUM)

SOUTH AFRICA
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Tax Withholding Notification.
By Employee’s acceptance of the Option and the Agreement, Employee agrees to notify his or her Employer of the amount of Employee’s gain at exercise. Once the notification is made, Employee’s Employer will obtain a directive from the South African Revenue Service as to the correct amount of tax to be withheld. If Employee fails to advise Employee’s employer of any gain Employee receives, Employee may be liable for a fine. Employee will be responsible for paying any difference between the actual tax liability and the amount withheld.
Tax Clearance Certificate for Cash Exercises.

If Employee exercises the Option using a cash exercise method, Employee must obtain and provide to the Employer, or any third designated by the Employer or the Company, a Tax Clearance Certificate (with respect to Foreign Investments) bearing the official stamp and signature of the Exchange Control Department of the South African Revenue Service (“SARS”). Employee must renew this Tax Clearance Certificate every twelve months, or such other period as may be required by the SARS. If Employee exercises by a cashless exercise method whereby no funds are remitted out of South Africa, no Tax Clearance Certificate is required.

Exchange Control Information.

Employee is solely responsible for complying with applicable South African exchange control regulations. Because the exchange control regulations change frequently and without notice, Employee should consult Employee’s legal advisor prior to the acquisition or sale of shares of Stock under the Plan to ensure compliance with current regulations. It is Employee’s responsibility to comply with South African exchange control laws, and neither the Company nor the Employer will be liable for any fines or penalties resulting from failure to comply with applicable laws.

INTERNATIONAL EMPLOYEE (ADDENDUM)

SWEDEN
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
There are no country specific provisions.

INTERNATIONAL EMPLOYEE (ADDENDUM)

THAILAND
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Exchange Control Information.
Employee may remit funds out of Thailand up to US$1,000,000 per year to purchase shares of Stock (and otherwise invest in securities abroad) by submitting an application to an authorized agent, (i.e., a commercial bank authorized by the Bank of Thailand to engage in the purchase, exchange and withdrawal of foreign currency). The application includes the Foreign Exchange Transaction Form, a letter describing the Option, a copy of the Plan and related documents, and evidence showing the nexus between the Company and the Employer.
If Employee exercises his or her Option using a cashless method of exercise, Employee will not need to make submit an application to a commercial bank.
If proceeds from the sale of shares of Stock or the receipt of dividends are equal to or greater than US$50,000 or more in a single transaction, Employee must repatriate the proceeds to Thailand immediately upon receipt and convert the funds to Thai Baht or deposit the proceeds in a foreign currency deposit account maintained by a bank in Thailand within 360 days of repatriation. In addition, Employee must report the inward remittance to the Bank of Thailand on a foreign exchange transaction form. If Employee fails to comply with these obligations, he or she may be subject to penalties assessed by the Bank of Thailand. Because exchange control regulations change frequently and without notice, Employee should consult his or her personal advisor before selling shares of Stock to ensure compliance with current regulations. Employee is responsible for ensuring compliance with all exchange control laws in Thailand and neither the Company nor any of its Subsidiaries will be liable for any fines or penalties resulting from his or her failure to comply with applicable laws.

INTERNATIONAL EMPLOYEE (ADDENDUM)

TURKEY
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Securities Law Information.

Employee understands and agrees that Employee is not permitted to sell any shares of Stock acquired under the Plan in Turkey. The shares of Stock are currently traded on the New York Stock Exchange, which is located outside of Turkey, under the ticker symbol “KBR” and the shares of Stock may be sold through this exchange.

Exchange Control Information.

Turkish residents are permitted to acquire or sell securities or derivatives traded on foreign (i.e., non-Turkish) exchanges only through a financial intermediary licensed in Turkey.  Therefore, Employee may be required to appoint a Turkish broker to assist Employee with the exercise of the Option or with the sale of any shares of Stock acquired under the Plan. Employee should consult Employee’s personal legal advisor before exercising the Option or selling any shares of Stock acquired under the Plan to confirm the applicability of this requirement to Employee.

INTERNATIONAL EMPLOYEE (ADDENDUM)

UNITED ARAB EMIRATES
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Securities Law Information.
The Plan is only being offered to qualified Employees and is in the nature of providing equity incentives to employees of the Company’s affiliate in the United Arab Emirates (“UAE”). Any documents related to the Plan, including the Plan, Plan prospectus and other grant documents (“Plan Documents”), are intended for distribution only to such Employees and must not be delivered to, or relied on by, any other person. Prospective stockholders should conduct their own due diligence on the securities. If Employee does not understand the contents of the Plan Documents, Employee should consult an authorized financial adviser.

The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any Plan Documents nor taken steps to verify the information set out in them, and thus, are not responsible for such documents.

INTERNATIONAL EMPLOYEE (ADDENDUM)

UNITED KINGDOM
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Withholding of Taxes.
The following section supplements Paragraph 4 of the Agreement.

Notwithstanding Paragraph 4 of the Agreement, Employee agrees that if he or she does not pay or the Employer or the Company does not withhold from Employee the full amount of Tax-Related Items that Employee owes due to the exercise of the Option, or the release or assignment of the Option for consideration, or the receipt of any other benefit in connection with the Option (the “Taxable Event”) within 90 days after the Taxable Event, or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, then the amount of income tax that should have been withheld shall constitute a loan owed by Employee to the Employer, effective 90 days after the Taxable Event. Employee agrees that the loan will bear interest at Her Majesty’s Revenue & Customs (“HMRC”) official rate and will be immediately due and repayable by Employee, and the Company and/or the Employer may recover it at any time thereafter by withholding the funds from salary, bonus or any other funds due to Employee by the Employer, by withholding in shares of Stock issued upon exercise of the Option or from the cash proceeds from the sale of shares of Stock or by demanding cash or a cheque from Employee. Employee also authorizes the Company to delay the issuance of any shares of Stock to Employee unless and until the loan is repaid in full.

Notwithstanding the foregoing, if Employee is an officer or executive director (as within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), the terms of the immediately foregoing provision will not apply. In the event that Employee is an officer or executive director and the amount necessary to satisfy Tax-Related Items is not collected from or paid by Employee within 90 days of the Taxable Event, any uncollected amounts of income tax may constitute a benefit to Employee on which additional income tax and national insurance contributions may be payable. Employee acknowledges that Employee ultimately will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer (as appropriate) for the value of any national insurance contributions due on this additional benefit. Employee acknowledges that the Company or the Employer may recover any such additional income tax and national insurance contributions at any time thereafter by any of the means referred to in Paragraph 4 of the Agreement.